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                                                                   EXHIBIT 5.1
                         [LATHAM & WATKINS LETTERHEAD]



                               JANUARY 26, 1998


Sunrise Medical Inc.
2382 Faraday Avenue
Suite 200
Carlsbad, California 92008-7220

          Re:  Sunrise Medical Inc.
               COMMON STOCK, PAR VALUE $1.00

Ladies and Gentlemen:

          This opinion is rendered in connection with the filing by Sunrise Medical Inc., a Delaware corporation (the "Company"), of a registration statement on Form S-4 (Registration No. 333-44911) (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offer and sale of up to 5,000,000 shares of the Company's Common Stock, par value $1.00 per share (the "Shares"). We have acted as counsel to the Company in connection with the preparation of the Registration Statement.

          We have examined such matters of fact and question of law as we have considered appropriate for purposes of rendering the opinion expressed below.

          We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

          Based upon the forgoing, we are of the opinion that the Shares have been duly authorized, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and as authorized from time to time by the Board of Directors of the Company, the Shares will be validly issued, fully paid and nonassessable securities of the Company.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" of the prospectuses included therein.

                                Very truly yours,

                                /s/ Latham & Watkins